September 29, 2023 Constellation Energy Generation, LLC 200 Exelon Way Kennett Square, Pennsylvania 19348 RE: $500,000,000 Constellation Energy Generation, LLC 6.125% Senior Notes Due 2034 $900,000,000 Constellation Energy Generation, LLC 6.500% Senior Notes Due 2053 Ladies and Gentlemen: We have acted as counsel to Constellation Energy Generation, LLC (the “Company”), in connection with the issuance and sale by the Company of $500,000,000 aggregate principal amount of its 6.125% Senior Notes due 2034 (the “2034 Senior Notes”), and $900,000,000 aggregate principal amount of its 6.500% Senior Notes due 2053 (the “2053 Senior Notes” and, together with the 2034 Senior Notes, the “Senior Notes”), covered by the Registration Statement on Form S-3, No. 333-269826-01 (the “Registration Statement”), filed by the Company with the U.S. Securities and Exchange Commission (“SEC”) on February 16, 2023 under the Securities Act of 1933, as amended. The Senior Notes were issued under an indenture, dated as of September 28, 2007 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as successor trustee, which Indenture is governed by Pennsylvania law, and sold by the Company pursuant to the Underwriting Agreement dated September 26, 2023 among the Company, BofA Securities, Inc., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, and RBC Capital Markets, LLC. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and all exhibits thereto, (ii) the Prospectus Supplement, (iii) the Certificate of Organization of the Company, as amended, and (iv) the Third Amended and Restated Operating Agreement of the Company. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth. In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of

Constellation Energy Generation, LLC September 29, 2023 Page 2 documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties. Based upon and subject to the limitations and assumptions set forth herein, we are of the opinion that: 1. The Company is a limited liability company duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania; and 2. The Senior Notes are legally issued and binding obligations of the Company enforceable against the Company in accordance with their respective terms (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law). We express no opinion as to the law of any jurisdiction other than the Commonwealth of Pennsylvania and the federal laws of the United States. We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement, and to the use therein of this firm’s name therein under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. Very truly yours, /s/ Ballard Spahr LLP